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                                                                    EXHIBIT 10.6




                                ESCROW AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into this 19th day of August, 1999, by and among Lahaina Acquisitions, Inc., a Colorado corporation (the "Company"), GCA Strategic Investment Fund Limited, a Bermuda corporation ("Purchaser"), and accepted by Kim T. Stephens, as Escrow Agent. Capitalized terms not defined herein shall have the meaning set forth in the Securities Agreement, as defined below, unless otherwise specified.


                              W I T N E S S E T H:

                  WHEREAS, Purchaser and the Company entered into a Securities Purchase Agreement dated as of August 19, 1999 (the "Securities Agreement") providing for the purchase by Purchaser of Convertible Note No. 2 in the principal amount of $500,000 dated as of the same date (the "Securities");

                  WHEREAS, the Company and Purchaser desire for the Escrow Agent to hold in escrow the Purchase Price of $465,000 pending confirmation of the receipt and issuance of the Securities, to pay the Purchase Price by wire transfer of immediately available funds (or otherwise deliver at the Company's direction immediately available funds) to the Company or the Company's account upon such confirmation, and to arrange for delivery of the Securities to the Purchaser per the Purchaser's written instructions;

                  WHEREAS, the Company and Purchaser wish for the Escrow Agent to hold certain certificates representing a sufficient number of authorized and non-outstanding shares of Common Stock in the Company (the "Common Shares") to be issuable upon conversion of the Securities, in escrow until the Escrow Agent receives, or is copied, a written notice of election to convert the Securities (the "Conversion Notice"); and

                  WHEREAS, the Company and Purchaser desire that the Escrow Agent be empowered to complete delivery to the Purchaser the number of Common Shares issuable upon conversion of the Securities;

                  NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


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                                   ARTICLE 1.

                               TERMS OF THE ESCROW

                  1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall (a) hold the Purchase Price funds for the Securities, (b) hold the Securities, and (c) hold certain certificates representing the Common Shares. The Purchaser will deliver by wire transfer of immediately available funds, or otherwise deliver in immediately available funds, the Purchase Price to the Escrow Agent. The Company will deliver the Securities to the Escrow Agent. The Company will deliver, within three (3) days following the closing of the Merger Agreement, one hundred forty two thousand eight hundred fifty seven (142,857) authorized and non-outstanding shares of Common Stock in the Company in the form of fourteen
(14) certificates of ten thousand Common Shares each, and one (1) certificate of two thousand eight hundred fifty seven (2,857) Common Shares.

                  1.2. Upon the Escrow Agent's receipt of the Purchase Price funds into his attorney trustee account, he shall notify the Company, or the Company's designated attorney or agent, of the amount of funds he has received into his account.

                  1.3. Upon the Escrow Agent's receipt of notice that the Securities Agreement was properly executed by the Company and Purchaser, he shall then communicate with the Company to confirm the valid issuance of the Securities.

                  1.4. Once the Escrow Agent confirms the validity of the issuance of the Securities, he shall promptly wire transfer in immediately available funds the Purchase Price to the Company, per the written wire instructions of the Company. Upon confirmation (outgoing federal funds confirmation) of payment of the Purchase Price, the Escrow Agent shall then arrange to have the Securities delivered as per instructions from the Purchaser.

                  1.5. If, for any reason, these transactions contemplated by the Securities Agreement are not consummated within five (5) days of the date hereof, the Escrow Agent will promptly return the amount of the Purchase Price and the Common Shares received by it from the Purchaser to the Purchaser, without any further instructions from either the Company or Purchaser.

                  1.6. In the event the Purchaser elects to exercise its right to convert the Securities, the parties hereby agree that any Conversion Notice to be delivered by the Purchaser shall be delivered to the Escrow Agent, along with evidence of the Conversion Price (as defined in the Securities) as reported by Bloomberg L.P.and a calculation of the converted Common Shares and accrued and unpaid interest. Upon receipt of any Notice of Conversion from the Purchaser (including a Notice of Conversion delivered by facsimile), the Escrow Agent shall immediately deliver a copy of such Notice of Conversion to the Company by facsimile or otherwise. The parties hereto agree that the Escrow Agent shall be empowered to deliver the number of converted Common Shares to be issued to the Purchaser based on the information provided to it in the applicable Conversion Notice within three (3) New York Stock Exchange


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trading days of its receipt of the Conversion Notice, in accordance with the conversion provisions set forth in the Securities Agreement.

                  1.7. Upon the Escrow Agent's receipt of the Conversion Notice, he shall notify the Company, or the Company's designated attorney or agent, of the amount of Common Shares convertible and deliverable to the Purchaser pursuant to the Conversion Notice.

                  1.8. This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Purchasers in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Company and the Purchasers or their agents that a successor escrow agent shall have been appointed, shall be to hold and preserve the Securities and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchasers of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Securities and/or funds, the Escrow Agent shall promptly thereafter transfer all of the Securities and/or funds held in escrow to said successor escrow agent. Immediately after said transfer of Securities, the Escrow Agent shall furnish the Company and the Purchasers with proof of such transfer. The Escrow Agent is authorized to disregard any notices, request, instructions or demands received by it from the Company or the Purchasers after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchasers to transfer the Securities and funds to a successor escrow agent or to return same to the respective parties.

                  1.9. The Escrow Agent shall be paid a fee in the amount of $3,000 by the Company in connection with its performance hereunder.

                  1.10. The Company and the Purchaser warrant to and agree with the Escrow Agent that:

                  (i) there is no security interest in the Securities or any part thereof;

                  (ii) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

                  (iii) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

                  1.11. The Escrow Agent has no liability hereunder to either party other than to hold the Securities and funds, to complete the Orders in accordance with the Notice of


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Conversion and any instructions it receives for the Company, and to deliver them in accordance with the terms hereof. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

                  1.12. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any and all suits, claims, damages, demands, actions, liabilities or losses arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

                  1.13. Escrow Agent shall not be responsible for: (i) the sufficiency or correctness as to the form, execution or the validity of this Agreement; or (ii) the identity, authority or right of any person executing any notice or document given to Escrow Agent.


                                   ARTICLE 2.

                                  MISCELLANEOUS

                  2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

                  2.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

                  (i)      To the Company

                           Lahaina Acquisitions Inc.
                           2900 Atlantic Ave.
                           Fernandina Beach, FL 32034
                           Attn: Richard P Smyth
                           (904) 277-4438 (phone)
                           (904) 277-9792 (fax)

                  (ii)     To the Purchaser:

                           GCA Strategic Investment Fund Limited
                           c/o Prime Management Limited
                           Mechanics Building, 12 Church Street
                           Hamilton HM11 Bermuda
                           Attn: Joe Kelly
                           (441) 295-0329 (phone)
                           (441) 295-3926 (fax)



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                  (iii)    To the Company's counsel:

                           Paul, Hastings, Janofsky and Walker LLP
                           600 Peachtree Street N.E., Suite 2400
                           Atlanta GA 30308
                           Attn: Wayne Shortridge, Esq.
                           (404) 815-2214 (phone)
                           (404) 815-2424 (fax)

                  (iv)     To the Transfer Agent:

                           -----------------------

                           -----------------------

                           -----------------------
                           Attn:
                           (___) _____________ (phone)
                           (___) _____________ (fax)

                  (v)      To the Escrow Agent:

                           The Law Offices of Kim T. Stephens
                           220 College Ave., Suite 319
                           Athens GA 30601
                           Attention:  Kim T. Stephens, Esq.
                           (706) 548-3933 (phone)
                           (706) 548-6229 (fax)

                  2.3. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

                  2.4. This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

                  2.5. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.




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                  2.6.     The Company and the Purchaser acknowledge and confirm
that they are not being represented in a legal capacity by Sutherland, Asbill & Brennan and they have had the opportunity to consult with their own legal advisors prior to the signing of this Agreement.

                  2.7. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Georgia. Any action to enforce, existing out of, or relating in any way to, any provisions of this Agreement shall be brought through the American Arbitration Association at the designated locale of Atlanta, Georgia.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 19th day of August, 1999.




                           LAHAINA ACQUISITIONS INC


                           By /S/ Richard P. Smyth
                             --------------------------
                             Name: Richard P. Smyth
                             Title: Chairman and CEO




                           GCA STRATEGIC INVESTMENT FUND LIMITED

                           By: /S/ Lewis N. Lester
                             --------------------------
                           Name: Lewis N. Lester
                           Title: Director



                           THE LAW OFFICES OF KIM T. STEPHENS


                           By: /S/ Kim t. Stephens, Esq
                             --------------------------
                           Name: Kim t. Stephens, Esq






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